Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of Ascent Solar Technologies Inc. of our report dated March 14, 2022, relating to our audits of the December 31, 2021 and 2020 consolidated financial statements of Ascent Solar Technologies Inc.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 14, 2022